EX. 99.1

COMSTOCK MINING ACQUIRES KEY MINERAL LEASES ON SOUTHERN EXTENT OF COMSTOCK TREND

Virginia City, NV (August 10, 2010)  -- Comstock Mining Inc. (“Comstock Mining” or the Company”)(OTCBB: LODE) announced today that it has entered into a Mineral Exploration and Mining Lease Agreement (“Agreement”) with New Daney Company, Inc., and now controls seven key unpatented lode claims situated in Spring Valley, at the extreme southern end of the Comstock trend.  In Spring Valley, the main group of mineralized structures have laid mostly concealed beneath a layer of pediment gravels. These additional Spring Valley claims are adjacent to the Company’s Dondero property, where the Company’s 2009, exploration drilling discovered significant mineralization beneath the gravel.

“The acquisition of these rights expands our control of the most southerly part of the Comstock, beyond our recent Dayton properties acquisition, to encompass an additional, contiguous and relatively unexplored, mile-long segment of the Silver City Branch of the Comstock Lode,” stated Corrado DeGasperis, Comstock Mining's Chief Executive Officer.

In April 2009, the Company announced the results from six drill holes in Spring Valley (SV09-01 through SV09-06) on the Dondero property (see table below), and suggested that additional exploration work was planned for the area to better define the mineral potential.  The significant mineral intercepts from those holes are republished below for convenience.

Hole Id	From (feet)	To (feet)	Length (feet)	Gold (ounces per Ton)	Silver (ounces per Ton)
SV09-01	270	280	10'	.023	.111
SV09-02	5	30	25'	.013	.141
	105	125	20'	.028	.034
SV09-03	125	135	10'	.016	.048
SV09-04	35	40	5'	.058	.140
	405	420	15'	.031	.091
SV09-05	40	70	30'	.209	.992
	70	160	90’	.015	.217
	350	425	75'	.016	.124
	465	490	25'	.014	.108
SV09-06	235	290	55’	.022	.287
	275	290	15’	.026	.192

The Agreement included the acquisition of a wealth of data from previous exploration in Spring Valley.  It includes data from approximately 60 reverse circulation (RC) holes drilled in Spring Valley during the 1980’s, as well as seven core holes that were drilled in 1997 and 2000.  Comstock Mining is currently incorporating and evaluating the results into their planning for further exploration.  Some of the significant mineral intercepts from two of the earlier core holes are published below.

Hole Id	From (feet)	To (feet)	Length (feet)	Gold (ounces per Ton)	Silver (ounces per Ton)
M00-1	163	172.5	9.5	0.780	2.430
(includes)	165	167	2.0	2.952	9.385
SVC-1	14	19	5.0	0.180	0.598

“We have been working toward the acquisition of these Spring Valley claims since 2009, when we realized that the mineralization model we had created for the Lucerne resource area also fit the mineralization in this area,” stated Larry Martin, Comstock Mining’s Chief Geologist.   “Ongoing geological assessments indicate that the Silver City Branch extends southward through our Dayton property, into Spring Valley, and through our Dondero and these new claims,” Mr. Martin continued.  “Recent geological and geophysical work, in conjunction with our broader interpretations of the Comstock, have demonstrated that the mineralized intercepts in holes SV09-04, 05, and 06 were contained within the extension of the Silver City fault zone; the remaining three holes encountered mineralization along one or more intersecting structures.  The historic holes that we acquired also appear to be drilled on structures that projected to cross the Silver City fault zone.  That makes the intersection of these structures a very exciting target for future drilling,” concluded Mr. Martin.

About Comstock Mining Inc.

Comstock Mining Inc. is a North American precious metals mining company, focused in Nevada, with extensive, contiguous property in the Comstock Lode District.  The Company began acquiring properties in the Comstock in 2003.  Since then, the Company has consolidated a significant portion of the Comstock Lode District, amassed the single largest known repository of historical and current geological data on the Comstock Lode region, secured permits, built an infrastructure and brought the exploration project into test mining production.  We continue acquiring additional properties in the district, expanding our footprint and creating opportunities for exploration and mining.  The goal of our strategic plan is to deliver stockholder value by validating qualified resources (at least measured and indicated) and reserves (probable and proven) of 3,250,000 gold equivalent ounces by 2013, and commencing commercial mining and processing operations by early 2011, with annual production rates of 20,000 gold equivalent ounces.

Cautionary Note to U.S. Investors

This press release uses the terms “measured resources,” “indicated resources,” and “inferred resources,” which are calculated in accordance with the Canadian National Instrument 43-101 and the Canadian Institute of Mining and Metallurgy Classification system.  The United States Securities and Exchange Commission (the “SEC”) does not recognize these terms and the SEC guidelines (Industry Guide 7) provide that such terms shall not be included in a registrant’s filings with the SEC (unless required to be disclosed by foreign or state law).  The SEC permits U.S. mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. “Inferred resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility.  It cannot be assumed that all or any part of an “inferred mineral resource” will ever be upgraded to a higher category.  U.S. investors are cautioned not to assume that any part or all of a measured, indicated or inferred resource exists or is economically or legally mineable. U.S. investors are urged to consider closely the disclosure in our Form 10-K which may be secured from us, or from the SEC's website at http://www.sec.gov.

Forward-Looking Statements

This press release and any related calls or discussions may contain forward-looking statements. All statements, other than statements of historical facts, are forward-looking statements.  Forward-looking statements include statements about matters such as: future prices and sales of and demand for our products; future industry market conditions; future changes in our exploration activities, production capacity and operations; future exploration, production, operating and overhead costs; recapitalization and balance sheet restructuring activities (including debt-for-equity exchanges, land transactions, capital raising and other activities); operational and management restructuring activities (including implementation of methodologies and changes in the board of directors); future employment and contributions of personnel; tax and interest rates; capital expenditures and their impact on us; nature and timing of restructuring charges and the impact thereof; productivity, business process, rationalization, restructuring, investment, acquisition, consulting, operational, tax, financial and capital projects and initiatives; contingencies; environmental compliance and changes in the regulatory environment; offerings, sales and other actions regarding debt or equity securities; and future working capital, costs, revenues, business opportunities, debt levels, cash flows, margins, earnings and growth.

The words "believe," "expect," "anticipate," "estimate," "project," "plan," "should," "intend," "may," "will," "would," "potential" and similar expressions identify forward-looking statements, but are not the exclusive means of doing so. These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical and current trends, current conditions, possible future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees, representations or warranties and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements. Some of those risks and uncertainties include the risk factors set forth in our SEC filings and the following: the current global economic downturn and capital market weakness; the speculative nature of gold or mineral exploration, including risks of diminishing quantities or grades of qualified resources and reserves; operational or technical difficulties in connection with exploration or mining activities; contests over our title to properties; our ability to cure defaults under our current indebtedness; our substantial indebtedness and the impact such indebtedness may have on us; the possibility that our operating performance and operating prospects, and capital market conditions will limit our ability to timely meet our debt service obligations, comply with debt covenants, obtain necessary financing or refinancing or restructure indebtedness or our debt service obligations on acceptable terms or at all; potential dilution to our stockholders from our recapitalization and balance sheet restructuring activities; potential inability to continue to comply with government regulations; adoption of or changes in legislation or regulations adversely affecting our businesses; business opportunities that may be presented to or pursued by us; changes in the United States or other monetary or fiscal policies or regulations in response to the recent capital markets and economic crises; interruptions in our production capabilities due to unexpected equipment failures; fluctuation of prices for gold or certain other commodities (such as silver, copper, diesel fuel, and electricity); changes in generally accepted accounting principles; geopolitical events; potential inability to implement our business strategies; potential inability to grow revenues organically; potential inability to attract and retain key personnel; interruptions in delivery of critical supplies and equipment raw materials due to credit or other limitations imposed by vendors; assertion of claims, lawsuits and proceedings against us; potential inability to maintain an effective system of internal controls over financial reporting; potential inability or failure to timely file periodic reports with the SEC; potential inability to list our securities on any securities exchange or market; and work stoppages or other labor difficulties. Occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows or the market price of our securities.  All subsequent written and oral forward-looking statements by or attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors.  We undertake no obligation to publicly update or revise any forward-looking statement.
Neither this press release nor any related calls or discussions constitutes an offer to sell or the solicitation of an offer to buy any securities.

Contact information for Comstock Mining Inc.:

P.O. Box 1118

Virginia City, NV 89440

Tel 775.847.5272 Fax 775.847.4762

http://www.comstockmining.com